                                                                    EXHIBIT 10.9


                          EVEREN CAPITAL CORPORATION
                       1995 NON-EMPLOYEE DIRECTORS PLAN
          (AS AMENDED AND RESTATED EFFECTIVE AS OF THE ADOPTION DATE)


1.  Preamble

     WHEREAS, EVEREN Capital Corporation (the "Company") established the EVEREN Capital Corporation 1995 Non-employee Directors Plan (the "Prior Plan") as a means whereby (but subject to the terms set forth below) the Company may, through awards of (i) Common Stock and (ii) nonqualified stock options ("NSOs"):

          (a) provide non-employee directors of the Company's Board of Directors ("Non-employee Directors") with additional incentive to promote the success of the Company's business;

          (b) enable Non-employee Directors to acquire proprietary interests in the Company; and

          (c) provide a method to attract and retain Non-employee Directors and reinforce their role in enhancing shareholder value.

     WHEREAS, Section 15 of the "Prior Plan" provided that the Board of Directors could from time to time amend and revise the Prior Plan, provided that:

          (a) no change of any Award previously granted to a Participant would impair the rights of the Participant without the Participant's consent; and

          (b) the Board of Directors could not, without a described shareholder approval,

               (i) change the aggregate number of shares of Common Stock that could be granted outright or pursuant to Options under the Prior Plan,

               (ii) change the class of eligible Directors who could receive awards under the Prior Plan,

               (iii) adopt any amendment affecting the Options Price at which Options could be granted or

               (iv) materially increase benefits accruing to Participants under the Prior Plan.

     WHEREAS, the Board of Directors now wishes to amend, revise and restate the Prior Plan in a manner (i) which will not require the consent of any Participant and (ii) as to which shareholder approval as described in Section 15 of the Prior Plan will be obtained.

     NOW, THEREFORE, the Prior Plan is hereby amended and restated in its entirety, effective as of the Prior Plan's original adoption date (with the amended, revised and restated Prior Plan being known hereafter as the "Plan"). The provisions of the Plan do not apply to or affect any Common Stock option, or other forms of stock-based compensation heretofore or hereafter granted under any other stock-based plan of the Company or any Subsidiary, and all forms of stock-based compensation continue to be governed by and subject to the applicable provisions of the plan under which they were granted.

2.   Definitions

     2.1  "Award" means the grant of Common Stock or Options to a Participant.

     2.2 "Award Date" means the dated upon which a share of Common Stock or an Option is awarded to a Participant under the Plan.

     2.3 "Board" or "Board of Directors" means the board of directors of the Company.

     2.4 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

     2.5  "Committee" means the Board of Directors.

     2.6 "Common Stock" means the common stock of the Company, par value $.01 per share.

     2.7 "Company" means EVEREN Capital Corporation, a Delaware corporation, and any successor thereto.

     2.8  "Director" means a member of the Company's Board of Directors.

     2.9  "Employee" means an employee of the Company and its Subsidiaries.

     2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

     2.11 "Fair Market Value" means as of any day a good faith determination of the fair market value of Common Stock as of the close of business on that day (but not less than the fair market value of such stock most recently determined by the independent financial advisor to the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Trust).

     2.12 "Non-employee Director" means a non-employee director of the Company's Board.

     2.13 "NSO" means nonqualified stock options, which are not intended to qualify under Section 422 of the Code.

     2.14 "Option" means the right of a Participant, pursuant to the terms of an Award of NSOs, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan and the agreement memorializing the Participant's Award.

     2.15 "Option Price" means the price per share of Common Stock at which an Option may be exercised.

     2.16 "Participant" means an individual to whom an Award has been granted under the Plan.

     2.17 "Plan" means the EVEREN Capital Corporation 1995 Non-employee Directors Plan, as set forth herein and from time to time amended.

     2.18 "Stock Payment" means the portion of a Non-employee Director's annual retainer or meeting fee to be paid in shares of Common Stock, as provided in
Section 7 hereof.

     2.19 "Subsidiary" means any subsidiary of the Company.

     2.20 Rules of Construction

     2.21 Governing Law. The construction and operation of this Plan are governed by the laws of the State of Illinois.

     2.22 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

     2.23 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

     2.24 NSOs Not Incentive Stock Options. The NSOs issued under this Plan are not intended to qualify as incentive stock options described in Section 422 of the Code and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

     2.25 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

     2.26 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

     2.27 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.   Stock Subject to the Plan
     -------------------------

          (a) Except as otherwise provided in Section 3(b) below, no more than 60,000 shares of Common Stock may be granted outright or issued upon the exercise of Options awarded under the Plan. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Awards of Options hereunder shall terminate or expire, as to any number of shares, new Options may thereafter be awarded with respect to such shares.

          (b) If there is a change in the corporate structure or shares of the Company, the Committee may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 3(b), a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

4.   Administration
     --------------

     The Plan is administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the following powers:

          (a)  to construe and interpret the Plan;

          (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

          (c) to provide automatic Awards to Non-employee Directors (as more fully described in Sections 6 and 7 below), without discretion as to either the eligibility or selection of Non-employee Director Participants, the calculation of individual Awards (other than the determination of the portion of each Non-employee Director's annual retainer which shall be paid with such Awards, which determination shall be made on a uniform basis for all Participants hereunder), the times at which Awards will be made or the number of shares of Common Stock which will be subject to the Awards so made.

          (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

          (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

          (f) to determine the form in which tax withholding under Section 13 of the Plan will be made (i.e., cash, Common Stock or a combination thereof).

5.   Participating Directors
     -----------------------

     All Non-employee Directors shall participate in the Plan.

6.   Determination of Retainer-related Awards for Non-employee Directors and
     -----------------------------------------------------------------------
     Transfer of NSOs Following Annual Board Meeting
     -----------------------------------------------

     Each Award granted under the Plan shall be evidenced by a written instrument in such form as the Board may approve and shall be subject to the following terms and conditions:

          (a) subject to the provisions of the Plan, the Committee shall from time to time determine the portion of each Non-employee Director's annual retainer which shall be paid with Awards, which determination shall be made on a uniform basis for all Participants hereunder, and not more frequently than once every six (6) months or such other period necessary to comply with the requirements of Rule 16b-3 of the Exchange Act.

          (b) immediately following each annual meeting of the Board, each Non-employee Director who attended the meeting shall receive NSOs to purchase 1,500 shares of Common Stock. The NSOs shall be subject to both the terms and conditions of Section 8 below and the provisions of this Plan pertaining to Options;

          (c) all NSOs granted to Non-employee Directors shall be subject to the NSO terms and conditions outlined in Section 8 below and to the vesting schedule described in Section 10 below; and

          (d) the manner of exercise for all NSOs granted hereunder shall be in accordance with the provisions outlined in Section 9 below.

7. Determination of Retainer-related Stock Payments to Non-employee Directors and Transfer of NSOs Following Annual Board Meeting

          (a) Subject to the remaining provisions of this Section 7, immediately following each meeting of the Board, each Non-employee Director who attended the meeting shall receive an Award of Common Stock in payment of the $2,500 per- meeting equity fee payable to the Director, which Award shall be payable as a portion of Director's total compensation for serving on the Board.

          (b) The number of shares to be issued to a Non-employee Director as Common Stock under a meeting fee Award shall be determined by dividing (i) the per share Fair Market Value for a share of Common Stock as of the date of the Board meeting (or any other reference date chosen by the Board on a uniform basis) into (ii) $2,500 (provided that no fractional shares shall be issued).

          (c) Certificates evidencing the shares of Common Stock so awarded to a Participant shall be registered in his/her name and issued to the Participant as soon as practicable following the respective Board meeting.

          (d) Any person who is not (or ceases to be) a Non-employee Director at the time the Common Stock so awarded would be paid following a Board meeting shall not receive an Award of Common Stock shares with respect to such meeting and shall only receive shares of Common Stock as a portion of his/her total Board compensation if he or she is a Non-employee Director at the time Common Stock shares are awarded hereunder following the meeting. The number of shares issued to a Participant for attending a meeting shall in no event be affected by either the number of months between Board meetings or the length of time the Participant was a non-employee with respect to the Company and its affiliates prior to the meeting.

          (e) Subject to the terms of the Stock Transfer Restriction Agreement referenced in Section 17 below, no Non-employee Director shall be required to forfeit or otherwise return to the Company shares of Common Stock granted pursuant to the Plan, notwithstanding any change in status of such Non-employee Director, subsequent to the grant of such Common Stock, which renders the Non-employee Director ineligible to continue as a Participant in the Plan.

8.   Terms and Conditions of Nonqualified Stock Options

     Each NSO agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

     8.1 Option Period. Unless the Committee specifies otherwise in any Award, each NSO will expire as of the earliest of:

          (a) the date on which it is forfeited under the provisions of Section 10 below;

          (b) ten (10) years from the Award Date;

          (c) three (3) months after the termination of the Participant's directorship with the Company and its parent and Subsidiaries for any reason other than death;

          (d) twelve (12) months after the Participant's death; or

          (e) any other date (within the limits of the Code) specified by the Committee when the NSO is granted.

     8.2 Option Price. At the time granted, the Committee will fix the Option Price, which (unless the Committee specifies otherwise in any Award) will be no less than eighty-five percent (85%) of the Fair Market Value of the shares subject to the NSO on the Award Date.

     8.3 Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

9.   Manner of Exercise of Options

     To exercise a Participant's Options in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Options. The Company will issue the shares with respect to which the Option(s) is or are exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold from the shares of Common Stock the Participant would have otherwise received upon exercise of the Participant's Options the number of shares of Common Stock having an aggregate Fair Market Value on the exercise date equal to the Option Price.

10.  Vesting

     All shares of Common Stock awarded to Participants hereunder shall be fully (100%) vested on the date of grant. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedules apply to any Award of Options hereunder unless the Committee establishes a different vesting schedule on the Award Date:


                              Vested Percentage (Where Participant Has
                              Been a Non-Employee Director Member of
                              the Board of Directors of the Company (or
Number of December 31         an Affiliated Predecessor Corporation) (As
Calendar Year Ends ("Year     Determined by the Committee) on Less Than
Ends") Which Have Occurred    Five Consecutive Year Ends as of the Award
Since Award Date              Date)
- ---------------------------- -------------------------------------------

Fewer than two                                     0%
Two but fewer than three                          25%
Three but fewer than four                         50%
Four but fewer than five                          75%
Five or more                                     100%

                              Vested Percentage (Where Participant Has
                              Been a Non-Employee Director Member of
                              the Board of Directors of the Company (or
                              an Affiliated Predecessor Corporation) (As
                              Determined by the Committee) on Five or
Number of Year Ends           More Consecutive Year Ends as of the
Which Have Occurred           Award Date)
Since Award Date              -------------------------------------------
- ----------------------------

Fewer than two                                      0%
Two but fewer than three                           25%
Three or more                                     100%


Notwithstanding anything herein to the contrary, unless otherwise provided in a Participant's Award, all Awards will become vested and exercisable upon the effective date of a "change of control" and will remain exercisable during the thirty (30) days following the effective date of the change of control. For purposes of this Plan, a "change of control" of the Company shall be deemed to have occurred upon the first to occur of any of the following events (or any other event recognized in writing by the Committee as constituting a "change in control"):

          (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

          (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any entity where the Company owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of such entity after any such transfer; or

          (c) any liquidation or dissolution of the Company; or

          (d) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company or a Subsidiary for the benefit of employees of the Company or its Subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the Company's outstanding Common Stock; or

          (e) the failure, during any period of twenty-four (24) consecutive months, of those individuals who at the beginning of such period constitute the entire Board for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

               (1) any member of the Board immediately following the consummation of the "KSOP Purchase" (as defined in the prospectus included in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 33-92686) or

               (2) any director elected, or nominated for election by the Company's stockholders to fill any vacancy or newly created directorship on the Board by a majority of the Continuing Directors then still in office.

If a Participant terminates his or her directorship with the Company for any reason, he forfeits any Awards that are not yet vested. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of directorship for purposes of this Plan.

11.  Nontransferability of Awards

     Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and each Award shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, at the discretion of the Committee, the terms of an Award may permit its transfer by the Participant solely to members of the Participant's immediate family (as defined by the Committee) or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

12.  Rights as Stockholder

     No Common Stock may be delivered upon the exercise of any Option until full payment of the Option Price has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. Each certificate issued in respect of shares of Common Stock awarded outright or issued upon the exercise of NSOs awarded under the Plan shall be registered in the name of the Participant and bear the following (or a similar) legend:

     "This certificate and the shares represented hereby are subject to transfer restrictions contained in an agreement dated __________________, 199__ by and among the Company and certain of its shareholders, a copy of which is on file with the Secretary of the Company. The agreement is binding upon the heirs, personal representatives, successors and assigns of the registered holder hereof."

13.  Withholding Tax

     To the extent the Company ever has a tax withholding obligation with respect to any payments made under the Plan, it shall be entitled to withhold the amount of any tax attributable to any such payments after giving the Award recipient notice as far in advance as practicable and the Company may, in such case, defer making delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a Participant to pay all or a portion of any taxes for which withholding is ever so required in connection with any Award under the Plan by making a direct payment to the Company or by electing to have the Company withhold shares of Common Stock from the shares otherwise deliverable to the Participant, having a Fair Market Value equal to the amount to be withheld.

14.  No Right to Directorship or Employment
     --------------------------------------

          Participation in the Plan will not give any Participant a right to be retained as a director or as an employee of the Company, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

15.  Amendment of the Plan
     ---------------------

          The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that (a) no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent and (b) the Board of Directors may not, without approval by the holders of a majority of the shares of the Company present at a stockholders meeting, (i) change the aggregate number of shares of Common Stock that may be granted outright or pursuant to Options awarded hereunder (except in accordance with the provisions of Section 3(b), (ii) change the class of eligible Directors who may receive Awards under the Plan, (iii) adopt any amendment affecting the Option Price at which Options may be granted, or (iv) materially increase benefits accruing to Participants under the Plan.

16.  Stockholder Approval
     --------------------

          Operation of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the Board of Directors in accordance with Rule 16b-3(b) of the Exchange Act. If such stockholder approval is obtained at duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present at the meeting or represented and entitled to vote thereon.

          If such stockholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

17.  Conditions Upon Issuance of Shares
     ----------------------------------

          An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and shares of Common Stock shall not be awarded (i) until such time as the Plan has been approved by the stockholders of the Company, (ii) unless the award of Common Stock or the exercise of an Option and the issuance and delivery of Common Stock shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the share of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, and (iii) unless the recipient of any shares of Common Stock to be transferred in connection with any Award made hereunder shall have entered into a stock transfer restriction agreement with the Company (substantially in the form of the agreement attached hereto as Exhibit 17) (the "Stock Transfer Restriction Agreement").

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the share of Common Stock is being purchased only for investment and without any present intention to sell or distribute such share if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18.  Effective Date and Termination Date
     -----------------------------------

     18.1 Effective Date. This Plan is effective as of the later of the date of its adoption by the Board of Directors, or the date it is approved by the stockholders of the Company, pursuant to Section 16.

     18.2 Termination of the Plan. The Board of Directors may terminate the Plan at any time with respect to shares that are not then subject to Awards or Options. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards before termination.